TEREX CORPORATION,
                                    as Issuer


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,
                            as Subsidiary Guarantors


                                       and


                              THE BANK OF NEW YORK,
                                   as Trustee


                               ------------------

                                    INDENTURE


                          Dated as of December 17, 2001


                               ------------------




                    9-1/4% Senior Subordinated Notes due 2011

                                TABLE OF CONTENTS


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions ....................................................1
SECTION 1.02.  Incorporation by Reference of TIA .............................21
SECTION 1.03.  Rules of Construction..........................................21
SECTION 1.04.  One Class of Securities .......................................22

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01.  Form and Dating ...............................................22
SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount ......23
SECTION 2.03.  Registrar and Paying Agent ....................................23
SECTION 2.04.  Paying Agent To Hold Assets in Trust ..........................24
SECTION 2.05.  Noteholder Lists ..............................................24
SECTION 2.06.  Transfer and Exchange .........................................25
SECTION 2.07.  Replacement Notes .............................................37
SECTION 2.08.  Outstanding Notes .............................................37
SECTION 2.09.  Treasury Notes ................................................38
SECTION 2.10.  Temporary Notes ...............................................38
SECTION 2.11.  Cancellation ..................................................38
SECTION 2.12.  Defaulted Interest ............................................39
SECTION 2.13.  CUSIP Number ..................................................39
SECTION 2.14.  Deposit of Moneys .............................................39
SECTION 2.15.  Issuance of Additional Notes ..................................39

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.  Notices to Trustee ............................................40
SECTION 3.02.  Selection of Notes To Be Redeemed .............................40
SECTION 3.03.  Notice of Redemption ..........................................41
SECTION 3.04.  Effect of Notice of Redemption ................................42
SECTION 3.05.  Deposit of Redemption Price ...................................42
SECTION 3.06.  Notes Redeemed in Part ........................................42
SECTION 3.07.  Optional Redemption ...........................................42

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                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.  Payment of Notes ..............................................43
SECTION 4.02.  Maintenance of Office or Agency ...............................44
SECTION 4.03.  Corporate Existence ...........................................44
SECTION 4.04.  Payment of Taxes and Other Claims .............................44
SECTION 4.05.  Maintenance of Properties and Insurance .......................44
SECTION 4.06.  Compliance Certificate; Notice of Default .....................45
SECTION 4.07.  Compliance with Laws ..........................................46
SECTION 4.08.  SEC Reports ...................................................46
SECTION 4.09.  Waiver of Stay, Extension or Usury Laws .......................46
SECTION 4.10.  Limitation on Restricted Payments .............................47
SECTION 4.11.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries ..................................................48
SECTION 4.12.  Limitation on Affiliate Transactions ..........................49
SECTION 4.13.  Limitation on Indebtedness ....................................50
SECTION 4.14.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries .......................................52
SECTION 4.15.  Limitation on Other Senior Subordinated Indebtedness ..........52
SECTION 4.16.  Change of Control .............................................52
SECTION 4.17.  Limitation on Sales of Assets and Subsidiary Stock ............54
SECTION 4.18.  Limitation on Indebtedness and Preferred Stock of Restricted
               Subsidiaries ..................................................56
SECTION 4.19.  Limitation on Liens Securing Subordinated Indebtedness ........57
SECTION 4.20.  Future Subsidiary Guarantors ..................................58
SECTION 4.21.  Limitation on Designations of Unrestricted Subsidiaries .......59
SECTION 4.22.  Limitation on Lines of Business ...............................60

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets of the Company .......60
SECTION 5.02.  Successor Corporation Substituted for the Company .............61
SECTION 5.03.  Merger, Consolidation and Sale of Assets of Any Subsidiary
               Guarantor .....................................................61
SECTION 5.04.  Successor Corporation Substituted for Subsidiary Guarantor ....61

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default .............................................62
SECTION 6.02.  Acceleration ..................................................63
SECTION 6.03.  Other Remedies ................................................64
SECTION 6.04.  Waiver of Past Defaults .......................................64

SECTION 6.05.  Control by Majority ...........................................65
SECTION 6.06.  Limitation on Suits ...........................................65
SECTION 6.07.  Rights of Holders To Receive Payment ..........................65
SECTION 6.08.  Collection Suit by Trustee ....................................65
SECTION 6.09.  Trustee May File Proofs of Claim ..............................66
SECTION 6.10.  Priorities ....................................................66
SECTION 6.11.  Undertaking for Costs .........................................67

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.  Duties of Trustee .............................................67
SECTION 7.02.  Rights of Trustee .............................................68
SECTION 7.03.  Individual Rights of Trustee ..................................69
SECTION 7.04.  Trustee's Disclaimer ..........................................69
SECTION 7.05.  Notice of Default .............................................70
SECTION 7.06.  Reports by Trustee to Holders .................................70
SECTION 7.07.  Compensation and Indemnity ....................................70
SECTION 7.08.  Replacement of Trustee ........................................71
SECTION 7.09.  Successor Trustee by Merger, Etc. .............................72
SECTION 7.10.  Eligibility; Disqualification .................................72
SECTION 7.11.  Preferential Collection of Claims Against Company .............73

                                  ARTICLE EIGHT
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Discharge of Liability on Notes; Defeasance ...................73
SECTION 8.02.  Conditions to Defeasance ......................................74
SECTION 8.03.  Application of Trust Money ....................................75
SECTION 8.04.  Repayment to Company ..........................................76
SECTION 8.05.  Indemnity for Government Obligations ..........................76
SECTION 8.06.  Reinstatement .................................................76

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders ....................................77
SECTION 9.02.  With Consent of Holders .......................................78
SECTION 9.03.  Effect on Senior Indebtedness .................................79
SECTION 9.04.  Compliance with TIA ...........................................79
SECTION 9.05.  Revocation and Effect of Consents .............................79
SECTION 9.06.  Notation on or Exchange of Notes ..............................79
SECTION 9.07.  Trustee To Sign Amendments, Etc. ..............................80
SECTION 9.08.  Payment for Consent ...........................................80

                                   ARTICLE TEN
                                  SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Indebtedness .....................80
SECTION 10.02. No Payment on Notes in Certain Circumstances ..................81
SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc. ...............82
SECTION 10.04. Payments May Be Paid Prior to Dissolution .....................84
SECTION 10.05. Subrogation ...................................................84
SECTION 10.06. Obligations of the Company Unconditional ......................84
SECTION 10.07. Notice to Trustee .............................................85
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
               Agent .........................................................85
SECTION 10.09. Trustee's Relation to Senior Indebtedness .....................86
SECTION 10.10. Subordination Rights Not Impaired by Acts
               or Omissions of the Company or Holders
               of Senior Indebtedness ........................................86
SECTION 10.11. Noteholders Authorize Trustee To Effectuate
               Subordination of Notes ........................................87
SECTION 10.12. This Article Ten Not To Prevent Events of Default .............87
SECTION 10.13. Trustee's Compensation Not Prejudiced .........................87
SECTION 10.14. Acceleration of Payment of Notes ..............................87

                                 ARTICLE ELEVEN
                                   GUARANTEES

SECTION 11.01. Unconditional Guarantee .......................................88
SECTION 11.02. Subordination of Subsidiary Guarantee .........................89
SECTION 11.03. Severability ..................................................89
SECTION 11.04. Release of Subsidiary Guarantor from
               the Subsidiary Guarantee ......................................89
SECTION 11.05. Limitation on Amount Guaranteed;
               Contribution by Subsidiary Guarantors .........................90
SECTION 11.06. Waiver of Subrogation .........................................91
SECTION 11.07. Execution of Subsidiary Guarantee .............................91
SECTION 11.08. Waiver of Stay, Extension or Usury Laws .......................92
SECTION 11.09. Effectiveness of Subsidiary Guarantee .........................92

                                 ARTICLE TWELVE
                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01. Subsidiary Guarantee Obligations Subordinated to Senior
               Indebtedness of Subsidiary Guarantors .........................93
SECTION 12.02. No Payment on Notes in Certain Circumstances ..................93
SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc. ...............95
SECTION 12.04. Payments May Be Paid Prior to Dissolution .....................96
SECTION 12.05. Subrogation ...................................................97

SECTION 12.06. Obligations of Subsidiary Guarantor Unconditional .............97
SECTION 12.07. Notice to Trustee .............................................98
SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating
               Agent .........................................................98
SECTION 12.09. Trustee's Relation to Subsidiary Guarantor's Senior
               Indebtedness ..................................................98
SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of
               Subsidiary Guarantors or Holders of Subsidiary Guarantors'
               Senior Indebtedness ...........................................99
SECTION 12.11. Noteholders Authorize Trustee To Effectuate
               Subordination of Notes .......................................100
SECTION 12.12. This Article Twelve Not To Prevent Events of Default .........100

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

SECTION 13.01. TIA Controls .................................................100
SECTION 13.02. Notices ......................................................101
SECTION 13.03. Communications by Holders with Other Holders .................102
SECTION 13.04. Certificate and Opinion as to Conditions Precedent ...........102
SECTION 13.05. Statements Required in Certificate or Opinion ................102
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar ....................103
SECTION 13.07. Legal Holidays ...............................................103
SECTION 13.08. Governing Law ................................................103
SECTION 13.09. No Adverse Interpretation of Other Agreements ................104
SECTION 13.10. No Recourse Against Others ...................................104
SECTION 13.11. Successors ...................................................104
SECTION 13.12. Duplicate Originals ..........................................104
SECTION 13.13. Severability .................................................104

Signatures     ..............................................................104

Appendix        ...............................................................I

Exhibit A - Form of Initial Note and Guarantee ..............................A-1
Exhibit B - Form of Exchange Note and Private Exchange Note and Guarantee ...B-1
Exhibit C - Form of Certificate of Transfer .................................C-1
Exhibit D - Form of Certificate of Exchange .................................D-1
Exhibit E - Form of Certificate of Acquiring of Institutional Accredited
            Investor ........................................................E-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of December17, 2001, among TEREX CORPORATION, a Delaware corporation (the "Company"), KOEHRING CRANES, INC., a Delaware corporation, PAYHAULER CORP., an Illinois corporation, TEREX CRANES, INC., a Delaware corporation, TEREX-RO CORPORATION, a Kansas corporation, TEREX-TELELECT, INC., a Delaware corporation, THE AMERICAN CRANE CORPORATION, a North Carolina corporation, O&K ORENSTEIN & KOPPEL, INC., a Delaware corporation, AMIDA INDUSTRIES, INC., a South Carolina corporation, CEDARAPIDS, INC., an Iowa corporation, STANDARD HAVENS, INC., a Delaware corporation, STANDARD HAVENS PRODUCTS, INC., a Delaware corporation, BL-PEGSON (USA), INC., a Connecticut corporation, BENFORD AMERICA, INC., a Delaware corporation, COLEMAN ENGINEERING, INC., a Tennessee corporation, EARTHKING, INC., a Delaware corporation, FINLAY HYDRASCREEN USA, INC., a Michigan corporation, POWERSCREEN HOLDINGS USA, INC., a Delaware corporation, POWERSCREEN INTERNATIONAL LLC, a Delaware limited liability company, POWERSCREEN NORTH AMERICA INC., a Delaware corporation, POWERSCREEN USA, LLC, a Kentucky limited liability company, ROYER INDUSTRIES, INC., a Pennsylvania corporation, TEREX BARTELL, INC., a Delaware corporation, TEREX PAVING, INC., a Delaware corporation and CMI TEREX CORPORATION, a Oklahoma corporation (the "Subsidiary Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of $200,000,000 9-1/4% Senior Subordinated Notes due 2011 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 9-1/4% Senior Subordinated Notes due 2011 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a private exchange for such Initial Notes, 9-1/4% Senior Subordinated Private Exchange Notes due 2011 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to the Indenture, and, to provide therefor, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture. The Subsidiary Guarantors have agreed to guarantee the Notes on a senior subordinated basis.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person") (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person.

     "Additional Notes" means, subject to the Company's compliance with Section 4.13, any other 9-1/4% Senior Subordinated Notes due 2011 issued from time to time after December 17,

2001 under the terms of this Indenture (other than pursuant to Section 2.07, 2.10, 3.06, 4.16, 4.17 or 9.06 of this Indenture or Section 2.3 of the Appendix and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

     "Adjusted Maximum Amount" has the meaning provided in Section 11.05.

     "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Aggregate Payments" has the meaning provided in Section 11.05.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; provided, however, that each of (a) the consummation of any sale or series of related sales of assets or properties of the Company and the Restricted Subsidiaries by the Company and any Restricted Subsidiaries having an aggregate fair market value of less than $1 million in any fiscal year and (b) the discounting of accounts receivable or the sale of inventory, in each case in the ordinary course of business, shall not be deemed an Asset Disposition.

     "Authenticating Agent" has the meaning provided in Section 2.02. "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means (i) the Indebtedness outstanding or arising under the Credit Facility up to a maximum principal amount of $950 million, (ii) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility), and (iii) all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

     "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary and
(iv) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period). Notwithstanding clause (iv) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (iv) in such prior period.

     "Change of Control" means the occurrence of any of the following events:

          (i) any "person"or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise.

          (ii) (A) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or (B) the Company conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly Owned Subsidiary of the Company, in each case in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities (other than a Permitted Holder) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of the Company ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 60% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Clearstream" means Clearstream societe anonyme, or any successor securities clearing agent.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock Appreciation Rights" means up to 1,000,000 common stock appreciation rights issued on May 9, 1995 pursuant to a Common Stock Appreciation Rights Agreement between the Company and The Bank of New York (as successor to United States Trust Company of New York), as agent.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) original issue discount and non-cash interest payments or accruals, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Hedging Obligations (including amortization of fees), (vii) dividends in respect of all Disqualified Stock held by Persons other than the Company, a Subsidiary Guarantor or a Wholly Owned Subsidiary, (viii) interest Incurred in connection with investments in discontinued operations, (ix) the interest portion of any deferred payment obligations constituting Indebtedness, and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clauses (b)(x) and (xi), respectively, of Sections 4.13 and 4.18 and (b) Guarantees by the Company of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of the Company or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (v) all extraordinary, unusual or non-recurring gains, and any extraordinary or non-recurring loss as recorded on the statement of operations in accordance with GAAP; and

          (vi) the cumulative effect of a change in accounting principles.

     "covenant defeasance option" has the meaning provided in Section 8.01.

     "Credit Facility" means a collective reference to any term loan and revolving credit facilities (including, but not limited to, the credit agreement dated March 6, 1998, by and among the Company, certain of its subsidiaries and certain financial institutions, and the credit agreement dated August 23, 1999, by and among the Company and certain financial institutions), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Indebtedness" means (i) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness and (ii) provided no Bank Indebtedness is outstanding (or if Bank Indebtedness is outstanding, to the extent permitted by the terms of, or the lenders under, such Bank Indebtedness), any other Senior Indebtedness of the Company permitted to be incurred under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the Stated Maturity of the Notes, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the Stated Maturity of the Notes or (iii) is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections
4.17 and 4.16 below.

     "Euroclear" means the Euroclear Clearance System or any successor clearing agency.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" has the meaning provided in the Appendix.

     "Existing Notes" means the Company's $150 million principal amount of 8-7/8% Senior Subordinated Notes due 2008 issued under the indenture, dated March 31, 1998, among the Company, the guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as trustee, as such may be amended or supplemented from time to time, the Company's $100 million principal amount of 8-7/8% Senior Subordinated Notes due 2008 issued under the indenture, dated March 9, 1999, among the Company, the guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as trustee, as such may be amended or supplemented from time to time, and the Company's $300 million principal amount of 10-3/8% Senior Subordinated Notes due 2011 issued under the indenture, dated March 29, 2001, among the Company, the guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as trustee, as such may be amended or supplemented from time to time.

     "Existing Notes Indenture" means collectively, the indentures dated March 31, 1998, March 9, 1999 and March 29, 2001, among the Company, the guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as trustee, providing for the issuance of the Existing Notes, as such may be amended or supplemented from time to time.

     "Fair Share" has the meaning provided in Section 11.05.

     "Fair Share Shortfall" has the meaning provided in Section 11.05.

     "Floor Plan Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations) by the Company or a Restricted Subsidiary Incurred in the ordinary course of business consistent with past practice of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer and any related reasonable fees and expenses (including financing fees), provided, however, that
(1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority Lien in such inventory or (s) the net proceeds of any resale of such inventory.

     "Fraudulent Transfer Laws" has the meaning provided in Section 11.05.

     "Funding Subsidiary Guarantor" has the meaning provided in Section 11.05.

     "GAAP" means generally accepted accounting principles in the United States of America on December 17, 2001, as defined in Statement on Auditing Standards No. 69, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Inactive Subsidiary" means a Subsidiary which at the time of determination
(i) owns assets having a fair market value of less than $50,000, (ii) does not conduct any business activity and (iii) is not an obligor with respect to any Indebtedness.

     "Incur" means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" of any Person means, without duplication, and whether or not contingent,

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

          (vi) to the extent not otherwise included in this definition, all Hedging Obligations;

          (vii) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

          (viii) all obligations of the type referred to in clauses (i) through
     (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Notes" has the meaning provided in the Appendix.

     "Initial Purchasers" has the meaning provided in the Appendix.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under Section 4.10, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such Person.

     "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

     "Issue Date" means the date of original issuance of the Notes.

     "legal defeasance option" has the meaning provided in Section 8.01.

     "Legal Holiday" has the meaning provided in Section 13.07.

     "Lien" means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

     "Maturity Date" means July 15, 2011.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of the Company that were issued for cash on or after December 17, 2001, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred or required to be Incurred in connection with such issuance or sale and also net of taxes paid or payable as a result thereof.

     "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Offer" has the meaning provided in Section 4.17.

     "Offer Amount" has the meaning provided in Section 4.17.

     "Offer Period" has the meaning provided in Section 4.17.

     "Offering Memorandum" means (i) with respect to the Initial Notes issued on December 17, 2001, the Offering Circular dated December 10, 2001, pursuant to which the $200 million of 9-1/4% Senior Subordinated Notes due 2011 in the form of Initial Notes were offered, and any supplement thereto and (ii) with respect to each issuance of Additional Notes, the offering circular, prospectus or other similar offering document pursuant to which such Additional Notes were offered, and any supplement thereto.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, to the extent they relate to the making of an Officers' Certificate.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, to the extent they relate to the giving of an Opinion of Counsel.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Blockage Period" has the meanings provided in Sections 10.02 and 12.02.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Investments in Cash Equivalents; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; (v) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under Section 4.17; (viii) so long as no Default has occurred and is continuing (or would result therefrom), any Investment made by the issuance of, or with the proceeds of a substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company; provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause 3(B) of paragraph (a) of the covenant described under Section 4.10; (ix) Investments by the Company or any Restricted Subsidiary, in an aggregate amount not to exceed $3 million, in an Unrestricted Subsidiary formed primarily for the purposes of financing purchases and leases of inventory manufactured by the Company or any Restricted Subsidiary; (x) Floor Plan Guarantees permitted by the terms of clauses (b)(x) and (xi), respectively, of the covenants described under Section 4.13 and
Section 4.18; (xi) Investments in joint ventures in Related Businesses not to exceed $75 million at any time outstanding; and (xii) other Investments that do not exceed in the aggregate $50 million at any one time outstanding.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company; (d) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation; (f) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto; (g) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business; (h) Liens in favor of the Company and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if the Company or a Subsidiary Guarantor is not the beneficiary of such a Lien;
(i) Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person; (j) Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets; (k) Liens existing on December 17, 2001; (l) Liens arising from the rendering of a final judgement or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (m) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords' and lessors' liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (n) Liens securing Senior Indebtedness; (o) Liens with respect to Floor Plan Guarantees permitted by the terms of clauses (b)(x) and (xi), respectively, of the covenants described under Section 4.13 and Section 4.18; and (p) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Exchange Notes" has the meaning provided in the Appendix.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

     "Public Equity Offering" means an underwritten primary or combined primary and secondary public offering of common stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act which public equity offering results in gross proceeds to the Company of not less than $50 million.

     "Purchase Date" has the meaning provided in Section 4.17.

     "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the Business of the Company or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

     "Record Date" means each Record Date specified in the Notes, whether or not a Legal Holiday.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on December 17, 2001 or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being Refinanced and (y) the Stated Maturity of the Notes, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and
(iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing; provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of the Company or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is not Senior Indebtedness, then such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment, to the Notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" has the meaning set forth in the Appendix.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means any business which is the same, similar, or otherwise reasonably related, ancillary or complementary to the businesses in which the Company and the Restricted Subsidiaries are engaged on December 17, 2001.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" has the meaning provided in Section 4.10.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of a Person secured by a Lien.

     "Securities Act" means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Senior Credit Facility Representative" means, at any time, the then-acting administrative agent or agents under the Credit Facility, which shall initially be Credit Suisse First Boston.

     "Senior Indebtedness" means with respect to the Company or any Subsidiary Guarantor (x) Bank Indebtedness and (y) any other Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly made senior in right of payment to the Notes or the applicable Guarantee, other than (1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary, (2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person, (5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture, (6) Indebtedness of such Person represented by Disqualified Stock or (7) Capital Lease Obligations.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on December 17, 2001 or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

     "Subsidiary" means (a) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries or (b) any limited partnership of which the Company or any Subsidiary is a general partner, or (c) any other Person (other than a corporation or limited partnership) in which the Company, or one or more other Subsidiaries or the Company and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Unless the context other wise requires, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's Obligations with respect to the Notes.

     "Subsidiary Guarantee Obligations" has the meaning provided in Section
12.01.

     "Subsidiary Guarantor" means any Subsidiary that Guarantees the Company's Obligations with respect to the Notes.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect on the date of this Indenture.

     "Trust Officer" means any authorized officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with
Section 4.21." Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means (i) a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries and (ii) each of Terex Cranes, Inc., P.P.M. Cranes, Inc., P.P.M. S.A., and any future wholly owned subsidiaries of any of the foregoing, in each case so long as the Company or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (a) December 17, 2001 or (b) the date such entity is incorporated or acquired by the Company or one or more Wholly Owned Subsidiaries.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder or a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on December 17, 2001;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

     SECTION 1.04. One Class of Securities.

     The Initial Notes, the Private Exchange Notes and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.


                                   ARTICLE TWO

                                    THE NOTES

     SECTION 2.01. Form and Dating.

     (a) Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depositary rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     (b) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by participants through Euroclear or Clearstream.

     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     On December 17, 2001, the Trustee shall authenticate and deliver $200.0 million of 9-1/4% Senior Subordinated Notes due 2011 in the form of Initial Notes. In addition, the Trustee shall authenticate Exchange Notes and Private Exchange Notes, as applicable, for original issue in the aggregate principal amount not to exceed $200.0 million, in each case upon a written order of the Company in the form of an Officers' Certificate, provided that such Exchange Notes and Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of such Initial Notes of a like aggregate principal amount. Further, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified, in each case in a written order of the Company in the form of an Officers' Certificate. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to
Section 2.15 after December 17, 2001, shall certify that such issuance will not be prohibited by Section 4.13.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain or designate an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying

Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.16 and 4.17, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05. Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA ss. 312(a).

     SECTION 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for a note in definitive fully registered form, without interest coupons ("Certificated Notes") if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Global Note other than as provided in this Section 2.06(a), although beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (d) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the requirements of the Depositary for such transaction ("Applicable Procedures"). Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Exchange Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Exchange Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the

     Registrar either: (A) (1) a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the participant account to be credited with such increase or (B)
     (1) a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

          (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

          (C) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Global Exchange Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in a Global Exchange Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Exchange Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in a Global Exchange Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Global Exchange Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when a Global Exchange Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Global Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in a Global Exchange Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Certificated Notes if (i) the Depositary
     (x) notifies the Company that it is unwilling or unable to continue as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Certificated Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

          In such event, the Trustee shall cause the Restricted Global Notes to be cancelled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated
     Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Certificated Exchange Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Certificated Exchange Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Exchange Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Global Exchange Notes to Certificated Exchange Notes. Global Exchange Notes and beneficial interests therein shall be exchangeable for Certificated Exchange Notes if (i) the Depositary
     (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Exchange Notes or
     (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Global Exchange Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Exchange Note in the appropriate principal amount. Any Certificated Exchange Note issued in exchange for a beneficial interest pursuant to this
     Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant. The Trustee shall deliver such Certificated Exchange Notes to the Persons in whose names such Notes are so registered. Any Certificated Exchange Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

          (i) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

          (C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
     (3)(a) thereof;

          (E) if such Restricted Certificated Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

          (G) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Certificated Notes to Beneficial Interests in Global Exchange Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in a Global Exchange Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Exchange Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Global Exchange Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Global Exchange Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Global Exchange Note.

          (iii) Certificated Exchange Notes to Beneficial Interests in Global Exchange Notes. A Holder of an Certificated Exchange Note may exchange such Note for a beneficial interest in a Global Exchange Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Certificated Note at any time.

     Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Certificated Exchange Note and increase or cause to be increased the aggregate principal amount of one of the Global Exchange Notes.

     If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when a Global Exchange Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Global Exchange Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

     (e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

          (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

          (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

          (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Certificated Notes to Certificated Exchange Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for a Certificated Exchange Note or transferred to a Person or Persons who take delivery thereof in the form of a Certificated Exchange Note if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Certificated Exchange Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Certificated Exchange Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Certificated Exchange Notes to Certificated Exchange Notes. A Holder of Certificated Exchange Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Certificated Exchange Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Certificated Exchange Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Global Exchange Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")),

                    (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER
               THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR
               (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                    (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
               SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

          (B) Notwithstanding the foregoing, any Global Note or Certificated
     Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
     (d)(iii), (e)(ii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     (h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.14 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (a) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.


     SECTION 2.07. Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company.


     SECTION 2.08. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this

Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     Except as otherwise provided in Article 8 of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

     SECTION 2.10. Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.13. CUSIP Number.

     The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

     SECTION 2.14. Deposit of Moneys.

     Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.


     SECTION 2.15. Issuance of Additional Notes.

     The Company shall be entitled to issue Additional Notes under this Indenture in a principal amount not to exceed $300,000,000 in the aggregate which shall have identical terms as the Notes issued on December 17, 2001, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided, that such issuance is not prohibited by
Section 4.13. The Initial Notes issued on December 17, 2001, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and in an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

          (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes as set forth in the Appendix.


                                  ARTICLE THREE

                                   REDEMPTION

     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 at least 30 days before the Redemption Date, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02. Selection of Notes To Be Redeemed.

     If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request no less than 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     SECTION 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price and the amount of accrued interest payable thereon, provided that if a
Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Except in connection with a defeasance pursuant to Section 8.02 of this Indenture, at any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

     SECTION 3.05. Deposit of Redemption Price.

     On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.07. Optional Redemption.

     (a) Except as set forth in paragraph (b) below, the Notes will not be redeemable at the option of the Company prior to January 15, 2007. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                   Redemption
     Period                                          Price
     ------                                        ----------

     2007 .........................................104.625 %
     2008 .........................................103.083 %
     2009 .........................................101.542 %
     2010 and thereafter ..........................100.000 %

     (b) In addition, at any time and from time to time prior to January 15, 2005, the Company may redeem in the aggregate up to 33.3% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.25% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption.

     In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

                                  ARTICLE FOUR

                                    COVENANTS

     SECTION 4.01. Payment of Notes.

     The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     SECTION 4.03. Corporate Existence.

     Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any right or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

     SECTION 4.05. Maintenance of Properties and Insurance.

     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this
Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable good faith judgment of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

     (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including reasonably appropriate self-insurance consistent with past practice) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

     SECTION 4.06. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, based on such review, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in the Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

     SECTION 4.07. Compliance with Laws.

     The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

     SECTION 4.08. SEC Reports.

     (a) So long as the Notes are outstanding, the Company (at its own expense) shall file with the SEC and shall provide to the Trustee and the Holders within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); provided that (i) the Company shall not be in default of the provisions of this Section 4.08 by reason of the failure to file reports with the SEC (which reports are in the reasonable opinion of counsel to the Company responsive in all material respects to the applicable requirements of the Exchange Act) solely by reason of the refusal of the SEC to accept the same for filing and (ii) prior to the consummation of an Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense) will mail to the Trustee and Holders substantially the same information that would have been required by such Sections within 15 days of when any such document would otherwise have been required to be filed with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of the TIA ss. 314(a).

     (b) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10. Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than the Company or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Restricted Subsidiary or any other Affiliate of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or
(iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) the Company would not be permitted to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under Section 4.13 after giving pro forma effect to such Restricted Payment; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus (B) the aggregate Net Cash Proceeds received by the Company from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of the Company (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary or to make any Investment pursuant to clause (viii) of the definition of "Permitted Investment."

     (b) The provisions of clauses (2) and (3) of paragraph (a) shall not prohibit: (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph
(a) above; (2) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above; (3) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of any repurchases pursuant to this clause (3) and any purchases pursuant to clause (4) below shall not exceed $2,000,000 per year or $10 million in the aggregate on or after March 31, 1998; (4) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by the Company of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of the Company approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this clause (4) and any repurchases pursuant to clause (3) above shall not exceed $2,000,000 per year or $10 million in the aggregate on or after March 31, 1998; (5) the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the terms of clauses (b)(v) and (v), respectively, of Section 4.13 and Section 4.18; and (6) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, that such payment shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph
(a) above.

     SECTION 4.11. Limitation on Restrictions on Distributions from Restricted
                   Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect on December 17, 2001, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that (1) such restriction

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

is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (d) by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.17 below; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, or (g) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing. Notwithstanding the foregoing, neither
(a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under this Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

     SECTION 4.12. Limitation on Affiliate Transactions.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of the Company (other than any employee stock ownership plan for the benefit of the Company's or a Restricted Subsidiary's employees) unless the terms of such business, transaction or series of transactions are: (i) set forth in writing,
(ii) as favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms' length dealings with an unrelated third Person and
(iii) a majority of the disinterested members of the Board of Directors have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (ii) above; provided, however, that if such transaction involves an amount in excess of $10 million, the Company shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions an opinion that such transaction is fair from a financial point of view to the Company or its Restricted Subsidiary, as the case may be; provided, further, however, that the provisions of both clause (iii) above and the preceding proviso shall not apply with respect to any such business, transaction or series of related transactions between the Company or any Subsidiary Guarantor on the one hand, and any Restricted Subsidiary on the other hand, which business, transaction or series of transactions is entered into in the ordinary course of business.

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

     (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 4.10, or any payment or transaction specifically excepted from the definition of Restricted Payment,
(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary, (iv) loans or advances to officers, directors or employees in the ordinary course of business, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate transaction between the Company and a Subsidiary Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries which are both not Subsidiary Guarantors, (vii) indemnification or insurance provided to officers or directors of the Company or any Subsidiary approved in good faith by the Board of Directors; (viii) payment of compensation and benefits to directors, officers and employees of the Company and its Subsidiaries approved in good faith by the Board of Directors; and (ix) the purchase of or the payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business.

     SECTION 4.13. Limitation on Indebtedness.

     (a) The Company will not Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) unless, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio at the date of such issuance exceeds 2.0 to 1.0.

     (b) Notwithstanding paragraph (a), the Company may Incur the following
Indebtedness: (i) Indebtedness Incurred pursuant to the Credit Facility, together with all Indebtedness then outstanding and Incurred pursuant to clause
(i) of Section 4.18 below, not to exceed in outstanding principal amount the greater of (1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of the Company and
(y) 50% of the consolidated book value of the inventory of the Company, in each case determined in accordance with GAAP; (ii) Indebtedness owed to and held by a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary ceasing to be a Restricted Subsidiary, or any transfer of such Indebtedness (other than to a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company; (iii) the Notes and the Exchange Notes (other than Additional Notes); (iv) Indebtedness (other than Indebtedness described in clause (i), (ii), or (iii) above) outstanding on December 17, 2001 (including the Existing Notes); (v) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iii),
(iv) or (viii) or this clause (v) or

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

pursuant to clause (v) of the covenant described under Section 4.18 below; (vi) obligations of the Company pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Company that is permitted by the terms of this Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Company in the ordinary course of its business and (C) commodity agreements of the Company to the extent entered into in the ordinary course of business to protect the Company from fluctuations in the prices of raw materials used in its business;
(vii) Indebtedness of the Company consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under this Indenture; (viii) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount, together with the principal amount of Indebtedness Incurred pursuant to clause (ix) of Section 4.18, not exceeding $15 million at any one given time outstanding; (ix) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by the Company in the ordinary course of business consistent with past practice; (x) Floor Plan Guarantees; (xi) Indebtedness Incurred pursuant to the terms of the outstanding Common Stock Appreciation Rights, as such terms were in effect on December 17, 2001; and (xii) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by paragraph (a) or clauses (i) through (xi) of this paragraph) does not exceed $25 million (less the amount of any Subsidiary Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (xii) of Section 4.18).

     (c) Except to the extent that such Indebtedness is permitted to be incurred pursuant to paragraphs (a) and (b) above and the provisions of Section 4.18, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the covenants set forth in this Section 4.13 and Section 4.18, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses.

     (e) For purposes of determining amounts of Indebtedness under the covenants set forth in this Section 4.13 and Section 4.18, Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

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

     (f) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of the Company or merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

     SECTION 4.14. Limitation on the Sale or Issuance of Capital Stock of
                   Restricted Subsidiaries.

     The Company will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) Preferred Stock of a Subsidiary Guarantor, or (iv) directors' qualifying shares.

     SECTION 4.15. Limitation on Other Senior Subordinated Indebtedness.

     The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of the Company or any such Restricted Subsidiary, unless such Indebtedness (a) is in the form of Additional Notes, in which case this
Section 4.15 will not apply, or (b) (i) has a maturity date subsequent to the Stated Maturity of the Notes and an Average Life longer than that of the Notes and (ii) is also pari passu with, or subordinate in right of payment to, the Notes or the relevant Subsidiary Guarantee, as the case may be.

     SECTION 4.16. Change of Control.

     (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.16(b). If at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Notes pursuant to this Section, then prior to the mailing of the notice to Holders provided for in
Section 4.16(b) below but in any event within 90 days following any Change of Control, the Company shall obtain the requisite consent under the agreements governing such Senior Indebtedness of the Company to permit the repurchase of the Notes as provided for in Section 4.16(b).

     (b) Within 15 Business Days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

     (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form (as provided for in Exhibit A or B, as appropriate) duly completed, to the Company at the address specified in the notice not later than 3 p.m. New York City time two Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 3 p.m. New York City time two Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

     (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     (e) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (f) The Company will comply in all material respects, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

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

     SECTION 4.17. Limitation on Sales of Assets and Subsidiary Stock.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, (x) to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company) within 360 days of such Asset Disposition, (y) at the Company's election to the investment by the Company or any Wholly Owned Subsidiary or such Restricted Subsidiary in long-term assets to replace the assets that were the subject of such Asset Disposition or a long-term asset that (as determined in good faith by the Board of Directors) is directly related to the business of the Company and the Restricted Subsidiaries existing on December 17, 2001, in each case within 360 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 360-day period; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause
(A), to make a pro rata offer to purchase Notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Subordinated Indebtedness designated by the Company, at a price no greater than par) plus accrued and unpaid interest, and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), for general corporate purposes otherwise not prohibited under this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.17, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since December 17,
2001) which are not applied in accordance with this Section exceeds $10 million. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be used to temporarily reduce Senior Indebtedness or invested in Cash Equivalents.

     For the purposes of this Section 4.17, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities

     (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to
Section 4.17(a)(ii)(B), the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and, to the extent required, other Senior Subordinated Indebtedness of the Company) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.17(c). If the aggregate purchase price of Notes (and, to the extent required, any other Senior Subordinated Indebtedness of the Company) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be required to apply the remaining Net Available Cash in accordance with Section 4.17(a)(ii)(C). The Offer shall remain open for a period of 20 Business Days. The Company will not be required to make an Offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.17 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information which the Company in good faith believes will enable such Holders to make an informed decision.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.17(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the

     Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis taking into account any other tendered Senior Subordinated Indebtedness which is the subject of such offer (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.17. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

     SECTION 4.18. Limitation on Indebtedness and Preferred Stock of Restricted
                   Subsidiaries.

     The Company will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock (except that a Subsidiary Guarantor shall be permitted to issue Preferred Stock) except: (i) Indebtedness Incurred pursuant to the Credit Facility, together with the aggregate amount of all Indebtedness then outstanding and issued pursuant to clause (b)(i) of
Section 4.13 above, not to exceed in outstanding principal amount the greater of
(1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of the Company and (y) 50% of the consolidated book value of the inventory of the Company, in each case determined in accordance with GAAP; (ii) Indebtedness or Preferred Stock issued to and held by the Company or a Restricted Subsidiary; provided, however, that
(A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof; (iii) Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) of such Restricted Subsidiary; provided that after giving effect to the Incurrence of such Acquired Indebtedness, the Company could incur $1.00 of Indebtedness pursuant to paragraph (a) under Section 4.13; (iv) Indebtedness or Preferred Stock (other than any described in clause (i), (ii) or (iii)) outstanding on December 17, 2001 (including

Guarantees in respect of the Existing Notes); (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause
(iii), (iv) or (x) or this clause (v); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;
(vi) Obligations of a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Restricted Subsidiary in the ordinary course of its business and (C) commodity agreements of the Restricted Subsidiary to the extent entered into in the ordinary course of business to protect the Restricted Subsidiary from fluctuations in the prices of raw materials used in its business; (vii) Indebtedness consisting of the Subsidiary Guarantees (other than in respect of Additional Notes, except to the extent that such Additional Notes were permitted to be issued under Section 4.13); (viii) Indebtedness of any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by any Restricted Subsidiary permitted under this Indenture; (ix) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount not exceeding, together with the principal amount of Indebtedness Incurred pursuant to clause
(b)(viii) of Section 4.13, $15 million at any one given time outstanding; (x) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by a Restricted Subsidiary in the ordinary course of business consistent with past practice; (xi) Floor Plan Guarantees; and (xii) Indebtedness and Preferred Stock in an aggregate principal amount which, together with any other Indebtedness or Preferred Stock of Restricted Subsidiaries then outstanding (other than Indebtedness or Preferred Stock permitted by clauses (i) through (xi) of this Section) does not exceed $25 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(xii) of Section 4.13).

     SECTION 4.19. Limitation on Liens Securing Subordinated Indebtedness.

     The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of this Indenture or any income or profits therefrom securing either (i) any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be,

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with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be or (ii) any assumption, guarantee or other liability of the Company or any Restricted Subsidiary in respect of any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; provided that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly by its terms subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be.

     SECTION 4.20. Future Subsidiary Guarantors.

     The Company and each Subsidiary Guarantor will cause each Restricted Subsidiary of the Company organized or existing under the laws of the United States, any state thereof or the District of Columbia of the Company which, after December 17, 2001 (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to this Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the Notes in the form set forth in this Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the Notes); provided, however, that PPM Cranes, Inc. will not be a Subsidiary Guarantor unless PPM Cranes, Inc. has not transferred substantially all of its assets to another Subsidiary Guarantor on or prior to February 28, 2002. If substantially all of the assets of PPM Cranes, Inc. are not transferred to another Subsidiary Guarantor on or prior to February 28, 2002, PPM Cranes, Inc. will execute and deliver an indenture supplemental to this Indenture and thereby become a Subsidiary Guarantor of the Notes. In addition, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee any other Indebtedness of the Company or any Subsidiary Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee of the payment of the Notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the Notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; provided, however, that such Restricted Subsidiary shall not be required to so Guarantee the payment of the Notes to the extent that such other Indebtedness does not exceed $1 million individually or, together with any other Indebtedness of the Company or any Subsidiary Guarantor Guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the Notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness.

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     SECTION 4.21. Limitation on Designations of Unrestricted Subsidiaries.

     (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" (a "Designation") only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (ii) either (x) the Company's Investment in such Subsidiary does not exceed $1,000 or (y) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of the Company's Investment in such Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.10 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under Section 4.10.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and for all purposes of this Indenture shall be deemed to have been Incurred at such time.

     (b) All Designations and Revocations must be evidenced by an Officers' Certificate delivered to the Trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

     (c) Notwithstanding the foregoing, no Subsidiary that was a Subsidiary Guarantor as of December 17, 2001, shall be permitted to become an Unrestricted Subsidiary.

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     SECTION 4.22. Limitation on Lines of Business.

     Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

     SECTION 5.01. Merger, Consolidation and Sale of Assets of the Company.

     The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless: (i) the resulting, surviving or transferee Person shall be the Company or, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Company"), and such Successor Company shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture (and the Subsidiary Guarantees shall be confirmed as applying to such Person's obligations); (ii) at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of
Section 4.13; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Notwithstanding the foregoing, the Company may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, and a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor or the Company.

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     SECTION 5.02. Successor Corporation Substituted for the Company.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

     SECTION 5.03. Merger, Consolidation and Sale of Assets of Any Subsidiary
                   Guarantor.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:
(i) the resulting, surviving or transferee Person shall be the Company or a Subsidiary Guarantor or, if not the Company or such a Subsidiary Guarantor, shall be a corporation organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Company would be able to Incur at least $1.00 of Indebtedness pursuant to Section 4.13(a); and (iv) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with this Indenture. The provisions of clauses (i), (ii) and (iii) above shall not apply to any one or more transactions which constitute an (a) Asset Disposition subject to the applicable provisions of Section 4.17 above or
(b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Bank Indebtedness, which Lien is permitted by the terms of this Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

     SECTION 5.04. Successor Corporation Substituted for Subsidiary Guarantor.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Subsidiary Guarantor in accordance with the foregoing, in which such Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such surviving entity

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

had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default.

     An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable (whether or not such payment shall be prohibited by Article Ten of this Indenture) and the Default continues for a period of 30 days; or

          (2) the Company defaults in the payment of the principal on any Notes when such principal becomes due and payable (whether or not such payment shall be prohibited by Article Ten), at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control under Section 4.16 or an Offer under Section 4.17); or

          (3) the failure by the Company to comply with its obligations under
     Section 5.01 above; or

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 (other than a failure to purchase the Notes), 4.17 (other than a failure to purchase the Notes), 4.18, 4.19, 4.20 and 4.21; or

          (5) the Company defaults in the observance or performance of any other covenant, obligation, warranty or agreement contained in this Indenture and which default continues for a period of 60 days after notice; or

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of Indebtedness unpaid or accelerated together with the principal amount of any other such Indebtedness which is unpaid or which has been accelerated, exceeds $10.0 million at any time; or

          (7) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a

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

     bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (9) any judgment or decree for the payment of money the portion of which is not covered by insurance is in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

          (10) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

     However, a default under clause (4), (5) or (9) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Company and

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

the Trustee specifying the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immediately due and payable provided, however, that for so long as the Credit Facility remains in effect, such declaration shall not become effective until the earlier of (i) five Business Days following delivery of notice to the Senior Credit Facility Representative of the intention to accelerate the Notes or (ii) the acceleration of any Indebtedness under the Credit Facility.

     (b) If an Event of Default specified in Section 6.01(7) or (8) relating to the Company occurs and is continuing with respect to the Company, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

     (c) The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or 6.01(8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture.

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

     SECTION 6.05. Control by Majority.

     Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further, that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

     SECTION 6.06. Limitation on Suits.

     Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense reasonably satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     SECTION 6.07. Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover

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

the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

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

     SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE SEVEN

                                     TRUSTEE

     SECTION 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

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

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

     (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

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Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (h) The Trustee may determine (i) the execution by any Holder of any instrument in writing, (ii) the date of such execution or (iii) the authority of any Person executing the same, in any manner the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

     (i) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer.

     The Offering Memorandum and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

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     SECTION 7.05. Notice of Default.

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the purchase date pursuant to a Change in Control under Section
4.16 or on the Purchase Date pursuant to an Offer under Section 4.17 and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith reasonably determines that withholding the notice is in the best interest of the Holders. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of the Company's compliance with all covenants and conditions under this Indenture. The Company also shall deliver to the Trustee pursuant to Section 6.01, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

     SECTION 7.06. Reports by Trustee to Holders.

     Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and (c).

     The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any stock exchange and the Trustee shall comply with TIA ss. 313(d).

     SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its negligence and bad faith.

     The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the

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Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

     SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (A) the Trustee fails to comply with Section 7.10;

          (B) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (C) a receiver or other public officer takes charge of the Trustee or its property; or

          (D) the Trustee becomes incapable of acting.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

     If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

     If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding

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

company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

     SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01. Discharge of Liability on Notes; Defeasance.

     (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable at maturity or will be due and payable within 60 days as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, in each case, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.10 through 4.22 and the operation of Section 6.01(4) and the limitations contained in clause (iii) of the first paragraph of each Section 5.01 and Section 5.03 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance

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

option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4) or because of the failure of the Company to comply with clause (iii) of the first paragraph of each Section 5.01 and Section
5.03. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding paragraphs (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.07, 2.08, 7.07, 7.08, 8.05, 8.06 and the
Appendix shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.02. Conditions to Defeasance.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, interest and premium, if any, on the Notes to maturity or redemption (including, in the case of payment of principal, interest and premium, if any, to redemption, under arrangements reasonably satisfactory to the Trustee providing for redemption pursuant to irrevocable instructions delivered to the Trustee prior to 60 days before a Redemption Date), as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

          (3) (x) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and (y) no Event of Default under Section 6.01(7) or (8) shall occur at any time in the period ending on the 123rd day after the date of such deposit (it being understood that the condition set forth in the preceding clause (y) is a condition subsequent which shall not be deemed satisfied until the expiration of such 123-day period, but in the case of the covenant defeasance, the covenants which are defeased under Section 8.01(b) will cease to be in effect unless an Event of Default under Section 6.01(7) or
     (8) occurs during such period);

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          (4) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company and the deposit is not prohibited under any Designated Senior Indebtedness;

          (5) neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Company is a party or by which the Company is bound and neither the deposit nor the defeasance shall be prohibited by Article 10;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

     SECTION 8.03. Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the

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

payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

     SECTION 8.04. Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company, upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time, subject to Section 7.07.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon its written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.05. Indemnity for Government Obligations.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement.

     If the funds deposited with the Trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under the Indenture will be revived and no such defeasance will be deemed to have occurred.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

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

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders.

     The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not, in the reasonable opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

          (6) to add Guarantees with respect to the Notes;

          (7) to secure the Notes; or

          (8) to make any other change that does not adversely affect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

     After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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

     SECTION 9.02. With Consent of Holders.

     Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Notes;

          (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to repurchase, or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3, or alter the provisions (including definitions) set forth in Section 4.16 in a manner adverse to the Holders;

          (4) make any Notes payable in money or payable in a place other than that stated in the Notes;

          (5) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section;

          (6) amend, modify, change or waive any provision of this Section 9.02;

          (7) modify Articles Ten or Twelve or the definitions used in Articles Ten or Twelve to adversely affect the Holders of the Notes; or

          (8) make any change in any Subsidiary Guarantee that would adversely affect the Holders.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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

     SECTION 9.03. Effect on Senior Indebtedness.

     No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness of the Company or any Restricted Subsidiary under Article Ten or Twelve of this Indenture, without the consent of such holder (or its Representative).

     SECTION 9.04. Compliance with TIA.

     If at the time of an amendment to the Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.05. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section
2.05 above or (ii) such other date as the Company may designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder, any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

     SECTION 9.06. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate

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notation on the Note about the changed terms and return it to the Holder.
Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

     SECTION 9.07. Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

     SECTION 9.08. Payment for Consent.

     Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE TEN

                                  SUBORDINATION

     SECTION 10.01. Notes Subordinated to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company, and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of the Company that is Senior

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Indebtedness of the Company will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. Unsecured
Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured. The terms of the subordination provisions described in this Article Ten shall not apply to payments from money or the proceeds of U.S. Government Obligations in trust by the Trustee for the payment of principal and interest on the Notes pursuant to the provisions described in Article Eight unless such payments were in violation of Designated Senior Indebtedness.

     SECTION 10.02. No Payment on Notes in Certain Circumstances.

     (a) The Company may not, and no other Person on behalf of the Company may pay principal of, premium (if any) or interest on the Notes or make any other payments with respect to the Notes or make any deposit pursuant to the provisions described under Article Eight above and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any amount of principal, interest or other payments due under any Designated Senior Indebtedness of the Company has not been paid when due beyond any applicable grace period whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness of the Company with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered), (B) because the default giving rise to such Blockage Notice is no longer continuing or (C) because such Designated Senior Indebtedness of the Company has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of the Company, the Company may

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resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period. No default which exists or was continuing on the date of commencement of any Blockage Period with respect to the Designated Senior Indebtedness of the Company shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness of the Company whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days. (It being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose.)

     (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of such Senior Indebtedness of the Company held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness of the Company, if any, received from the holders of Senior Indebtedness of the Company (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness of the Company.

     The provisions of this Section shall not apply to any payment with respect to which Section 10.03 would be applicable.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

     SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.

     (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness of the Company, before any payment or distribution of any kind or character is made on account of any

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Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness of the Company.

     (b) To the extent any payment of Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness of the Company or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     (c) If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness of the Company.

     (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness of the Company shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such

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consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

     SECTION 10.04. Payments May Be Paid Prior to Dissolution.

     Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the third sentence of
Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a), 10.02(b) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

     SECTION 10.05. Subrogation.

     Subject to the payment in full in cash of all Senior Indebtedness of the Company, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness of the Company by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Ten, shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

     SECTION 10.06. Obligations of the Company Unconditional.

     Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute

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

and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     SECTION 10.07. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness of the Company or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article Ten, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

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     SECTION 10.09. Trustee's Relation to Senior Indebtedness.

     The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of the Company and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness of the Company, the distribution may be made and the notice may be given to their Representative, if any.

     SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
                    the Company or Holders of Senior Indebtedness.

     No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

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     SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of
                    Notes.

     Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness of the Company and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Company or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 10.12. This Article Ten Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders from time to time, of Senior Indebtedness of the Company.

     SECTION 10.13. Trustee's Compensation Not Prejudiced.

     Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture

     SECTION 10.14. Acceleration of Payment of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company

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or the Representative of such holders of the acceleration (in the case of the
Trustee, only to the extent of its actual knowledge of such holders or the Representative of such holders).


                                 ARTICLE ELEVEN

                                   GUARANTEES

     SECTION 11.01. Unconditional Guarantee.

     Each of the Subsidiary Guarantors hereby unconditionally jointly and severally guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

     Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor on one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of the Subsidiary Guaranty.

     Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor,

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

any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors hereby agrees that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, called for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Subsidiary Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

     SECTION 11.02. Subordination of Subsidiary Guarantee.

     The obligations of each Subsidiary Guarantor to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

     SECTION 11.03. Severability.

     In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.04. Release of Subsidiary Guarantor from the Subsidiary
                    Guarantee.

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture or pursuant to a foreclosure on the capital stock of such Subsidiary Guarantor in accordance with the Credit Facility, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

     The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

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     SECTION 11.05. Limitation on Amount Guaranteed; Contribution by Subsidiary
                    Guarantors.

     (a) Anything contained in this Indenture or the Subsidiary Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee, such obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany Indebtedness to Company or other Affiliates of Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor under the Subsidiary Guaranty and (y) under any Guarantee of Subordinated Indebtedness which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 11.05(a), pursuant to which the liability of such Subsidiary Guarantor under the Subsidiary Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 11.05(b)).

     (b) The Subsidiary Guarantors together desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Subsidiary Guarantee. Accordingly, if any payment or distribution is made on any date by any Subsidiary Guarantor under the Subsidiary Guarantee (a "Funding Subsidiary Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Subsidiary Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Subsidiary Guarantors under the Subsidiary Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, determined as of such date in accordance with subsection 11.05(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Subsidiary Guarantor for purposes

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of this subsection 11.05(b), any assets or liabilities of such Subsidiary
Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of the Subsidiary Guarantee (including, without limitation, in respect of this subsection 11.05(b) minus (ii) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this subsection 11.05(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Subsidiary Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this subsection 11.05(b) shall not be construed in any way to limit the liability of any Subsidiary Guarantor under this Indenture or under the Subsidiary Guaranty.

     SECTION 11.06. Waiver of Subrogation.

     Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

     SECTION 11.07. Execution of Subsidiary Guarantee.

     To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibits A and Exhibit B, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer of such

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Subsidiary Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Subsidiary Guarantor.

     SECTION 11.08. Waiver of Stay, Extension or Usury Laws.

     Each Subsidiary Guarantor jointly and severally covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 11.09. Effectiveness of Subsidiary Guarantee.

     The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such a payment or performance had not been made. If any payments, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstituted and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

     SECTION 12.01. Subsidiary Guarantee Obligations Subordinated to Senior
                    Indebtedness of Subsidiary Guarantors.

     Each Subsidiary Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by each Subsidiary Guarantor in respect of the Subsidiary Guarantee (its "Subsidiary Guarantee Obligations") shall be made subject to the provisions of this Article Twelve, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all such Subsidiary Guarantor's Subsidiary Guarantee Obligations shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations in respect of such Subsidiary Guarantor's Senior Indebtedness, including principal, premium (if any) or interest (including post-petition interest) thereon, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of such Subsidiary Guarantor's Senior Indebtedness, and that each holder of any Subsidiary Guarantor's Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Subsidiary Guarantor's Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of a Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor will rank senior to the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the provisions of the Indenture. A Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantor to which it relates. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured.

     SECTION 12.02. No Payment on Notes in Certain Circumstances.

     (a) No Subsidiary Guarantor may, and no other Person on behalf of such Subsidiary Guarantor may, make any payment with respect to the Subsidiary Guarantee or make any deposit pursuant to Article Eight above (collectively, "pay the Subsidiary Guarantee") if (i) any amount of principal, interest or other payments due under any Designated Senior Indebtedness of such Subsidiary Guarantor or the Company has not been paid when due beyond any applicable grace period whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor or the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. However, a Subsidiary Guarantor may pay the Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor with respect to which either of the events set

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forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor or the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay the Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered), (B) because the default giving rise to such Blockage Notice is no longer continuing or (C) because such Designated Senior Indebtedness of such Subsidiary Guarantor and the related Designated Senior Indebtedness of the Company has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company, such Subsidiary Guarantor may resume payments on the Subsidiary Guarantee after the end of such Payment Blockage Period including any missed payments. The Subsidiary Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor during such period. No default which exists or was continuing on the date of commencement of any Blockage Period with respect to the Designated Senior Indebtedness of a Subsidiary Guarantor or the Company under this Section 12.02 shall be, or shall be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness of such Subsidiary Guarantor whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

     (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Subsidiary Guarantor's Senior

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Indebtedness, if any, received from the holders of such Subsidiary Guarantor's
Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of such Subsidiary Guarantor's Senior Indebtedness. The provisions of this Section shall not apply to any payment with respect to which Section 12.03 would be applicable.

     Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash or before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

     SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.

     (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Subsidiary Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all of such Subsidiary Guarantor's Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of such Subsidiary Guarantor's Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor, or for the acquisition of such Subsidiary Guarantee for cash or property or otherwise. Upon any such total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

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     (b) To the extent any payment of any Subsidiary Guarantor's Senior
Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Subsidiary Guarantor's Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     (c) If, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

     (d) The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of such Subsidiary Guarantor's Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Subsidiary Guarantor's obligations hereunder in accordance with Article Five hereof.

     SECTION 12.04. Payments May Be Paid Prior to Dissolution.

     Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments in respect of this Subsidiary Guarantee, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the third sentence of Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a), 12.02(b) and Section 12.03). Each Subsidiary

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Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

     SECTION 12.05. Subrogation.

     Subject to the payment in full in cash of all Subsidiary Guarantor Senior Indebtedness, the Holders of the Obligations of any Subsidiary Guarantor shall be subrogated to the rights of the holders of such Subsidiary Guarantor's Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to such Subsidiary Guarantor's Senior Indebtedness until the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Subsidiary Guarantor's Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders of such Subsidiary Guarantor's Obligations, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Subsidiary Guarantor's Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of such Subsidiary Guarantor's Obligations, on the one hand, and the holders of such Subsidiary Guarantor's Senior Indebtedness, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Senior Indebtedness of any Subsidiary Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

     SECTION 12.06. Obligations of Subsidiary Guarantor Unconditional.

     Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Subsidiary Guarantors, their respective creditors other than the holders of such Subsidiary Guarantor's Senior Indebtedness, and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the Subsidiary Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor other than the holders of such Subsidiary Guarantor's Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Subsidiary Guarantor received upon the exercise of any such remedy.

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     SECTION 12.07. Notice to Trustee.

     Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee or the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Subsidiary Guarantor's Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Subsidiary Guarantor or from a holder of such Subsidiary Guarantor's Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of such Subsidiary Guarantor's Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of such Subsidiary Guarantor's Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

     Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article Twelve, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of each Subsidiary Guarantor's Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

     SECTION 12.09. Trustee's Relation to Subsidiary Guarantor's Senior
                    Indebtedness.

     The Trustee, any agent of the Trustee and any agent of any Subsidiary Guarantor shall be entitled to all the rights set forth in this Article Twelve with respect to the respective Subsidiary Guarantor's Senior Indebtedness which may at any time be held by it in its individual or any other

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capacity to the same extent as any other holder of the respective Subsidiary
Guarantor's Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Subsidiary Guarantor's Senior Indebtedness.

     Whenever a distribution is to be made or a notice given to holders or owners of any Subsidiary Guarantor's Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

     SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of
                    Subsidiary Guarantors or Holders of Subsidiary Guarantors' Senior Indebtedness.

     No right of any present or future holders of any Subsidiary Guarantor's Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of any Subsidiary Guarantor's Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of such Subsidiary Guarantor's Senior Indebtedness, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Subsidiary Guarantor's Senior Indebtedness, or otherwise amend or supplement in any manner such Subsidiary Guarantor's Senior Indebtedness, or any instrument evidencing the same or any agreement under which such Subsidiary Guarantor's Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Subsidiary Guarantor's Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of such Subsidiary Guarantor's Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

     SECTION 12.11. Noteholders Authorize Trustee To Effectuate Subordination of
                    Notes.

     Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of each Subsidiary Guarantor's Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of each Subsidiary Guarantor's Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their respective Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 12.12. This Article Twelve Not To Prevent Events of Default.

     The failure to make a payment on account of Obligations of any Subsidiary Guarantor by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default. Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders from time to time, of Senior Indebtedness of any Subsidiary Guarantor.


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

     SECTION 13.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          Terex Corporation
          500 Post Road East Westport, CT 06880
          Facsimile No.: (203) 227-1647
          Telephone: (203) 222-7170
          Attn: General Counsel

          with a copy to:

          Robinson, Silverman, Pearce Aronsohn
            & Berman LLP
          1290 Avenue of the Americas
          New York, NY  10104
          Facsimile No.:  (212) 541-1360
          Telephone:  (212) 541-2000
          Attn:  Stuart A. Gordon, Esq.

          if to the Trustee:

          The Bank of New York
          c/o United States Trust Company of New York
          114 West 47th Street
          New York, NY 10036
          Facsimile No.:  (212) 852-1625
          Telephone No.:  (212) 852-1000
          Attn:  Corporate Trust Department

          if to the Senior Credit Facility Representative:

          Credit Suisse First Boston
          Eleven Madison Avenue - 20th Floor
          New York, NY 10010
          Facsimile No.:  (212) 325-8304
          Telephone No.:  (212) 325-2000
          Attn: Syndication/Agency Department

     Each of the Company, the Subsidiary Guarantors, the Trustee, and the Senior Credit Facility Representative by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors, the Trustee and the Senior Credit Facility Representative shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to the TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA ss. 312(c).

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

     SECTION 13.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

     provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of an appropriate public official.

     SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.07. Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.08. Governing Law.

     THIS INDENTURE AND THE NOTES (AND THE SUBSIDIARY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 13.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.10. No Recourse Against Others.

     No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, any Subsidiary Guarantor or of the Trustee shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 13.11. Successors.

     All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12. Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 13.13. Severability.

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       Issuer:

                                       TEREX CORPORATION



                                       By:/s/ Eric I Cohen
                                          ______________________________________
                                          Name:  Eric I Cohen
                                          Title: Senior Vice President

                                       Subsidiary Guarantors:

                                       KOEHRING CRANES, INC.
                                       PAYHAULER CORP.
                                       TEREX CRANES, INC.
                                       TEREX-RO CORPORATION
                                       TEREX-TELELECT, INC.
                                       THE AMERICAN CRANE CORPORATION
                                       O&K ORENSTEIN & KOPPEL, INC.
                                       AMIDA INDUSTRIES, INC.
                                       CEDARAPIDS, INC.
                                       STANDARD HAVENS, INC.
                                       STANDARD HAVENS PRODUCTS, INC.
                                       BL-PEGSON (USA), INC.
                                       BENFORD AMERICA, INC.
                                       COLEMAN ENGINEERING, INC.
                                       EARTHKING, INC.
                                       FINLAY HYDRASCREEN USA, INC.
                                       POWERSCREEN HOLDINGS USA, INC.
                                       POWERSCREEN INTERNATIONAL LLC
                                       POWERSCREEN NORTH AMERICA, INC.
                                       POWERSCREEN USA, LLC
                                       ROYER INDUSTRIES, INC.
                                       TEREX BARTELL, INC.
                                       TEREX PAVING, INC.
                                       CMI TEREX CORPORATION


                                       By:/s/ Eric I Cohen
                                          ______________________________________
                                          Name:  Eric I Cohen
                                          Title: Senior Vice President

                                       Trustee:

                                       THE BANK OF NEW YORK, as Trustee


                                       By:/s/ Patricia Gallagher
                                          ______________________________________
                                          Name:   Patricia Gallagher
                                          Title:  Authorized Signatory

                                                 RULE 144A/REGULATION S APPENDIX


            FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT
                TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE
                    TRANSACTIONS IN RELIANCE ON REGULATION S

                     PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES


     1. Definitions.

     1.1 Definitions.

     For the purposes of this Appendix the following terms shall have the meanings indicated below, provided that all capitalized terms used but not defined shall have the meanings given such terms in the Indenture:

     "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

     "Exchange Notes" means (i) the 9-1/4% Senior Subordinated Notes due 2011 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 9-1/4% Senior Subordinated Notes due 2011 pursuant to a registration statement filed with the SEC under the Securities Act.

     "Initial Purchasers" means (i) with respect to the Initial Notes issued on December 17, 2001, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., ABN AMRO Incorporated, Dresdner Kleinwort Wasserstein - Grantchester, Inc., Fleet Securities, Inc. and PNC Capital Markets, Inc. and (ii) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

     "Initial Notes" means (i) $200,000,000 principal amount of 9-1/4% Senior Subordinated Notes due 2011, issued on December 17, 2001 and (ii) Additional Notes, if any, issued in the form of 9-1/4% Senior Subordinated Notes due 2011 in a transaction exempt from the registration requirements of the Securities Act.

     "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

     "Private Exchange Notes" means the 9-1/4% Senior Subordinated Private Exchange Notes due 2011, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

     "Purchase Agreement" means (i) with respect to the Initial Notes issued on December 17, 2001, the Purchase Agreement dated December 10, 2001, among the Company, the Subsidiary Guarantors and the initial purchasers named therein and
(ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

     "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on December 17, 2001, the Registration Rights Agreement dated December 17, 2001 among the Company, the Subsidiary Guarantors and the initial purchasers named therein, and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the guarantors thereunder and the Persons purchasing such Additional Notes under the related Purchase Agreement.

     "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

     "Shelf Registration Statement" means the shelf registration statement issued by the Company, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

     1.2 Other Definitions

     Term                                        Defined in Section:
     ----                                        ------------------

"Agent Members" ................................       2.1(b)
"Global Security" ..............................       2.1(a)
"Regulation S" .................................       2.1(a)
"Rule 144A" ....................................       2.1(a)

     2. The Securities.

     2.1 Form and Dating.

     On December 17, 2001, $200,000,000 of the Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

     (a) Global Securities. Initial Notes sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") will initially be represented by one or more temporary global notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto(each a "Temporary Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream Banking. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global notes (each a "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Note") on or after the 40th day following the Closing Date upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after the Closing Date, beneficial interests in the Temporary Regulation S Global Notes may only be held through Euroclear or Clearstream Banking, and any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

     Notes sold in reliance on Rule 144A under the Securities Act ("Rule 144A") will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each a "144A Global Note"; and together with the Regulation S Global Notes, the "Restricted Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities. Except as provided in this Section 2.1 or
Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) On December 17, 2001, $200.0 million 9-1/4% Senior Subordinated Notes due 2011, (2) any Additional Notes for original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue in a Registered Exchange Offer or a Private Exchange, respectively, in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes and in the case of an issuance of Additional Notes pursuant to Section 2.15 of the Indenture, shall certify, among other things that such issuance will not be prohibited by Section
4.13 of the Indenture.

     2.3 Transfer and Exchange.

     (a) Transfer and Exchange of Global Securities.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.6 of this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order, substantially in the form of Exhibit C hereto, given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iii) In the event that a Global Security is exchanged for Certificated Securities in definitive registered form pursuant to Section
     2.4 of this Appendix or Section 2.6 or 2.10 of this Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged by delivering to the Registrar a written order, substantially in the form of Exhibit D hereto, only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (b) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing Initial Notes and Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof, other than Exchange Notes) shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")),

               (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF

                                       V

          ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial

                                       VI

     Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in
     Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

     (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (d) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

                                      VII

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 2.10, 3.06, 4.16, 4.17 and Section 9.06 of this Indenture).

          (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (e) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                                      VIII

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Certificated Securities,

     (f) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing, (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture or
(iv) upon a subsequent transfer to an Institutional Accredited Investor in accordance with the provisions of this Indenture and upon the execution by such Institutional Accredited Investor of a certificate substantially in the Form of the Certificate of Acquiring Institutional Accredited Investor attached hereto as Exhibit E.

     (g) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

     (h) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                                       IX

     (i) In the event of the occurrence of either of the events specified in
Section 2.4(a) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                       X

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX



                           [Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                         [Restricted Securities Legend]

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY

                                       XI

NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

          (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")),

          (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF

                                       XII

REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

                                      XIII

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The following increases or decreases in this Global Security have been made:


                         Amount of decrease in         Amount of increase in
                         Principal Amount of this      Principal Amount of this
Date of Exchange         Global Security               Global Security


Principal Amount of this Global       Signature of authorized
Security following such decrease      officer of Trustee or
or increase                           Securities Custodian

                                       XIV

                                                                       EXHIBIT A
                                                                       ---------
                              FORM OF INITIAL NOTE


                                                                      CUSIP No.:

                                TEREX CORPORATION

                    9-1/4% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                   $

     TEREX CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _______ or registered assigns, the principal sum of ______ Dollars, on July 15, 2011.

     Interest Payment Dates: January 15 and July 15

     Record Dates: January 1 and July 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           TEREX CORPORATION


                                           By:__________________________________
                                              Name:
                                              Title:

                                           By:__________________________________
                                              Name:
Dated: ____________                           Title:

     Certificate of Authentication

     This is one of the 9-1/4% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                       as Trustee

Dated: ____________                 By:_________________________________________
                                                 Authorized Signor

                              (REVERSE OF SECURITY)

                    9-1/4% SENIOR SUBORDINATED NOTE DUE 2011


     1. Interest. TEREX CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from [December 17, 2001] [date of issuance of Additional Notes]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [January 15, 2002] [first interest payment date after issuance of Additional Notes]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4. Indenture and Subsidiary Guarantee. The Company issued the Notes under an Indenture, dated as of December 17, 2001 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 9-1/4% Senior Subordinated Notes due 2011. The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture; provided, that such issuance is not prohibited by Section 4.13 of the Indenture. The Initial Notes issued on December 17, 2001, any Additional Notes, and any Private Exchange

Notes and Exchange Notes issued pursuant to the Indenture are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern.

     5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

     6. Redemption.

     (a) Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to January 15, 2007. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                   Redemption
     Period                                          Price
     ------                                        ----------

     2007 ...................................       104.625%
     2008 ...................................       103.083%
     2009 ...................................       101.542%
     2010 and thereafter ....................       100.000%

     (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to January 15, 2005, the Company may redeem in the aggregate up to 33.3% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.25% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption.

     In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

     8. Offers to Purchase. Sections 4.16 and 4.17 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and in the event of certain Asset Dispositions (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     9. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9-1/4% Senior Subordinated Notes due 2011 in the form of Exchange Notes, which shall have been registered under the Securities Act, or the Company's 9-1/4% Senior Subordinated Private Exchange Notes due 2011 (the "Private Exchange Notes"), in each case in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments.

     10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of

Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

     11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.

     21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     24. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

     25. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

     26. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: TEREX CORPORATION, 500 Post Road East, Westport, CT 06880, Attn: Secretary.

           [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                              SUBSIDIARY GUARANTEE


     Koehring Cranes, Inc., Payhauler Corp., Terex Cranes, Inc., Terex-RO Corporation, Terex-Telelect, Inc., The American Crane Corporation, O&K Orenstein & Koppel, Inc., Amida Industries, Inc. Cedarapids, Inc., Standard Havens, Inc., Standard Havens Products, Inc., BL-Pegson (USA), Inc., Benford America, Inc., Coleman Engineering, Inc., EarthKing, Inc., Finlay Hydrascreen USA, Inc., Powerscreen Holdings USA, Inc., Powerscreen International LLC, Powerscreen North America, Inc., Powerscreen USA, LLC, Royer Industries, Inc., Terex Bartell, Inc., Terex Paving, Inc. and CMI Terex Corporation (collectively, the "Subsidiary Guarantors"), have each jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of any Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

     No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

     The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                         KOEHRING CRANES, INC.
                                         PAYHAULER CORP.
                                         TEREX CRANES, INC.
                                         TEREX-RO CORPORATION
                                         TEREX-TELELECT, INC.
                                         THE AMERICAN CRANE CORPORATION
                                         O&K ORENSTEIN & KOPPEL, INC.
                                         AMIDA INDUSTRIES, INC.
                                         CEDARAPIDS, INC.
                                         STANDARD HAVENS, INC.
                                         STANDARD HAVENS PRODUCTS, INC.
                                         BL-PEGSON (USA), INC.
                                         BENFORD AMERICA, INC.
                                         COLEMAN ENGINEERING, INC.
                                         EARTHKING, INC.
                                         FINLAY HYDRASCREEN USA, INC.
                                         POWERSCREEN HOLDINGS USA, INC.
                                         POWERSCREEN INTERNATIONAL LLC
                                         POWERSCREEN NORTH AMERICA, INC.
                                         POWERSCREEN USA, LLC
                                         ROYER INDUSTRIES, INC.
                                         TEREX BARTELL, INC.
                                         TEREX PAVING, INC.
                                         CMI TEREX CORPORATION



                                         By:___________________________________
                                            Name:
                                            Title:

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:___________________    Signed:_____________________________________________
                                             (Sign exactly as your name
                                             appears on the other side of
                                             this Note)

Signature Guarantee:______________________

     (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [two years from date of original issuance], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]


(1)  __ to the Company or a subsidiary thereof; or

(2)  __ pursuant to and in compliance with Rule 144A under the Securities Act;
     or

(3) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) __ pursuant to an effective registration statement under the Securities Act; or

(6) __ pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.


Dated:__________________    Signed:_____________________________________________
                                             (Sign exactly as name
                                             appears on the other side
                                             of this Security)

Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
forth herein and in the Appendix to the Indenture shall have been satisfied.


Dated:__________________    ____________________________________________________
                                          NOTICE:  To be executed by
                                                   an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

          Section 4.16 [ ]
          Section 4.17 [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:


$____________________


Dated: __________________  ____________________________________
                                      NOTICE: The signature on this
                                      assignment must correspond with
                                      the name as it appears upon the
                                      face of the within Note in
                                      every particular without alteration
                                      or enlargement or any change
                                      whatsoever and be guaranteed by the
                                      endorser's bank or broker.


Signature Guarantee: _____________________________

     (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B
                                                                       ---------

                FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE


                                                         CUSIP No.:  880779 AQ 6

                                TEREX CORPORATION

           9-1/4% SENIOR SUBORDINATED [PRIVATE EXCHANGE] NOTE DUE 2011

No.                                                                    $

     TEREX CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of ______ Dollars, on July 15, 2011.

     Interest Payment Dates: January 15 and July 15

     Record Dates: January 1 and July 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                       TEREX CORPORATION


                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
Dated:  ________________                  Title:

                          Certificate of Authentication

     This is one of the 9-1/4% Senior Subordinated [Private Exchange] Notes due 2011 referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                            as Trustee


Dated: ____________                     By:_____________________________________
                                               Authorized Signor



[If the Note is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit 1 to Appendix A and replace the Assignment Form with that included in Exhibit A.]

                              (REVERSE OF SECURITY)

           9-1/4% SENIOR SUBORDINATED [PRIVATE EXCHANGE] NOTE DUE 2011


     1. Interest. TEREX CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Note at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default].1 Interest on the Notes will accrue from [the most recent date on which interest has been paid on the Initial Note in exchange for which this [Exchange Note] [Private Exchange Note] was issued] [date of issuance of Additional Notes]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [January 15, 2002] [first interest payment date after issuance of Additional Notes]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of December 17, 2001 (the "Indenture"), among the Company, the Subsidiary Guarantors

___________________________

1Insert if at the time of issuance of the Exchange Note or Private Exchange Note (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with a Registration Rights Agreement.

named therein and the Trustee. [This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 9-1/4% Senior Subordinated Notes due 2011.] [This Note is one of a duly authorized issue of Private Exchange Notes of the Company designated as its 9-1/4% Senior Subordinated Private Exchange Notes due 2011.] The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture; provided, that such issuance is not prohibited by Section 4.13 of the Indenture. The Initial Notes issued on December 17, 2001, any Additional Notes, and any Private Exchange Notes and Exchange Notes issued pursuant to the Indenture are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern.

     5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

     6. Redemption.

     (a) Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to January 15, 2007. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                               Redemption
     Period                                      Price
     ------                                    ----------

     2007 .................................     104.625%
     2008 .................................     103.083%
     2009 .................................     101.542%
     2010 and thereafter ..................     100.000%

     (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to January 15, 2005, the Company may redeem in the aggregate up to 33.3% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.25% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption.

     In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

     8. Offers to Purchase. Sections 4.16 and 4.17 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and in the event of certain Asset Dispositions (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.

     21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     [24. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will have certain obligations to the Holders of the Exchange Notes and the Private Exchange Notes. The Holders of the Exchange Notes and the Private Exchange Notes shall be entitled to receive certain additional interest payments upon certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments.]2

_____________________________

2    To be included if applicable.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: TEREX CORPORATION, 500 Post Road East, Westport, CT 06880, Attn: Secretary.

           [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                              SUBSIDIARY GUARANTEE


     Koehring Cranes, Inc., Payhauler Corp., Terex Cranes, Inc., Terex-RO Corporation, Terex-Telelect, Inc., The American Crane Corporation, O&K Orenstein & Koppel, Inc., Amida Industries, Inc. Cedarapids, Inc., Standard Havens, Inc., Standard Havens Products, Inc., BL-Pegson (USA), Inc., Benford America, Inc., Coleman Engineering, Inc., EarthKing, Inc., Finlay Hydrascreen USA, Inc., Powerscreen Holdings USA, Inc., Powerscreen International LLC, Powerscreen North America, Inc., Powerscreen USA, LLC, Royer Industries, Inc., Terex Bartell, Inc., Terex Paving, Inc. and CMI Terex Corporation (collectively, the "Subsidiary Guarantors"), have each unconditionally guaranteed on a senior subordinated basis (such guarantee by the Subsidiary Guarantors being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

     No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

     The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        KOEHRING CRANES, INC.
                                        PAYHAULER CORP.
                                        TEREX CRANES, INC.
                                        TEREX-RO CORPORATION
                                        TEREX-TELELECT, INC.
                                        THE AMERICAN CRANE CORPORATION
                                        O&K ORENSTEIN & KOPPEL, INC.
                                        AMIDA INDUSTRIES, INC.
                                        CEDARAPIDS, INC.
                                        STANDARD HAVENS, INC.
                                        STANDARD HAVENS PRODUCTS, INC.
                                        BL-PEGSON (USA), INC.
                                        BENFORD AMERICA, INC.
                                        COLEMAN ENGINEERING, INC.
                                        EARTHKING, INC.
                                        FINLAY HYDRASCREEN USA, INC.
                                        POWERSCREEN HOLDINGS USA, INC.
                                        POWERSCREEN INTERNATIONAL LLC
                                        POWERSCREEN NORTH AMERICA, INC.
                                        POWERSCREEN USA, LLC
                                        ROYER INDUSTRIES, INC.
                                        TEREX BARTELL, INC.
                                        TEREX PAVING, INC.
                                        CMI TEREX CORPORATION



                                        By:_____________________________________
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: _____________    Signed:__________________________________________________
                                         (Sign exactly as your name
                                         appears on the other side of
                                         this Note)

Signature Guarantee: ______________________

(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).


_______________________

3 If the Note is a Private Exchange Note, replace the Assignment Form with that included in Exhibit A to the Indenture.

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

          Section 4.16 [ ]
          Section 4.17 [ ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:


$__________________


Dated: __________________  ____________________________________________
                                     NOTICE: The signature on this
                                     assignment must correspond with
                                     the name as it appears upon the
                                     face of the within Note in
                                     every particular without alteration
                                     or enlargement or any change
                                     whatsoever and be guaranteed by the
                                     endorser's bank or broker.


Signature Guarantee: ______________________

     (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER



     Re: 9-1/4% Senior Notes due 2011

     Reference is hereby made to the Indenture, dated as of December 17, 2001 (the "Indenture"), by and among Terex Corporation, as issuer (the "Company"), the guarantors named therein, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

     1. ___ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Certificated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Certificated Note and in the Indenture and the Securities Act.

     2. ___ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

     3. ___ Check and complete if Transferee shall take delivery of a beneficial interest in the IAI Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) ___ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) ___ such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) ___ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) ___ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Certificated Notes and in the Indenture and the Securities Act.

     4. ___ Check if Transferee shall take delivery of a beneficial interest in a Global Exchange Note or a Certificated Exchange Note.

     (a) ___ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

     (b) ___ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

     (c) ___ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ________________________________________
                                        [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:________________, _____

                                    EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE



     Re: 9-1/4% Senior Notes due 2011

                              (CUSIP______________)

     Reference is hereby made to the Indenture, dated as of December 17, 2001 (the "Indenture"), by and among Terex Corporation, as issuer (the "Company"), the guarantors named therein, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Certificated Exchange Notes or Beneficial Interests in a Global Exchange Note.

     (a) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in a Global Exchange Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in a Global Exchange Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in a Global Exchange Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to a Certificated Exchange Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Certificated Exchange Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ___ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Global Exchange Note. In connection with the Owner's Exchange of a Restricted Certificated Note for a beneficial interest in a Global Exchange Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) ___ Check if Exchange is from Restricted Certificated Note to Certificated Exchange Note. In connection with the Owner's Exchange of a Restricted Certificated Note for a Certificated Exchange Note, the Owner hereby certifies (i) the Certificated Exchange Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Exchange Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes.

     (a) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

     (b) ___ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Certificated Note for a beneficial interest in the 144A Global Note, Regulation S Global Note or IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                        [Insert Name of Owner]


                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:________________, _____

                                   EXHIBIT E

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Terex Corporation
500 Post Road East, Suite 320
Westport, CT 06880

The Bank of New York
114 West 47th Street
New York, NY 10036

     Re: 9-1/4% Senior Notes due 2011

     Reference is hereby made to the Indenture, dated as of December 7, 2001 (the "Indenture"), by and among Terex Corporation, as issuer (the "Company"), the guarantors named therein, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) > a beneficial interest in a Global Note, or

          (b) > a Certificated Note, we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Certificated Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ________________________________________
                                        [Insert Name of Accredited Investor]


                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:________________, _____

                              CROSS-REFERENCE TABLE

  TIA                                                     Indenture
Section                                                    Section
-------                                                   ---------

310(a)(1)             ..............................       7.10
   (a)(2)             ..............................       7.10
   (a)(3)             ..............................       N.A.
   (a)(4)             ..............................       N.A.
   (a)(5)             ..............................       7.08; 7.10
   (b)                ..............................       7.08; 7.10; 13.02
   (c)                ..............................       N.A.
311(a)                ..............................       7.11
   (b)                ..............................       7.11
   (c)                ..............................       N.A.
312(a)                ..............................       2.05
   (b)                ..............................       13.03
   (c)                ..............................       13.03
313(a)                ..............................       7.06
   (b)(1)             ..............................       N.A.
   (b)(2)             ..............................       7.06
   (c)                ..............................       7.06; 13.02
   (d)                ..............................       7.06
314(a)                ..............................       4.07; 4.08; 13.02
   (b)                ..............................       N.A.
   (c)(1)             ..............................       13.04
   (c)(2)             ..............................       13.04
   (c)(3)             ..............................       N.A.
   (d)                ..............................       N.A.
   (e)                ..............................       13.05
   (f)                ..............................       N.A.
315(a)                ..............................       7.01(b)
   (b)                ..............................       7.05; 13.02
   (c)                ..............................       7.01(a)
   (d)                ..............................       7.01(c)
   (e)                ..............................       6.11
316(a)(last sentence) ..............................       2.09
   (a)(1)(A)          ..............................       6.05
   (a)(1)(B)          ..............................       6.04
   (a)(2)             ..............................       N.A.
   (b)                ..............................       6.07
   (c)                ..............................       9.05

  TIA                                                     Indenture
Section                                                    Section
-------                                                   ---------

317(a)(1)             ..............................       6.08
   (a)(2)             ..............................       6.09
   (b)                ..............................       2.04
318(a)                ..............................       13.01
   (c)                ..............................       13.01

_______________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.